Exhibit 99.1

Align Technology                        Zeno Group
Madelyn Homick                        Sarah Johnson
(408) 470-1180                            (828) 551-4201
mhomick@aligntech.com                    sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY APPOINTS RAJ PUDIPEDDI CHIEF PRODUCT AND MARKETING OFFICER, SENIOR VICE PRESIDENT AND MANAGING DIRECTOR OF THE ASIA PACIFIC REGION SUCCEEDING JULIE TAY, SENIOR VICE PRESIDENT AND MANAGING DIRECTOR OF ASIA PACIFIC WHO WILL REMAIN AN EXECUTIVE THROUGH FEBRUARY 2022

Align Also Promotes Srini Kaza to Senior Vice President, Product Research & Development

TEMPE, Ariz., SAN JOSE, Calif., and SINGAPORE, September 2, 2021 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today announced that Raj Pudipeddi, Align Technology chief product and marketing officer, and senior vice president will assume additional responsibility for the commercial organization in the Asia Pacific region as managing director, effective immediately, succeeding Julie Tay, Align Technology senior vice president and managing director, Asia Pacific. Ms. Tay will remain an Align executive in the role of senior vice president, commercial strategy through February 2022 to enable a smooth transition and provide support for the Company’s annual strategic planning process.

“I want to thank Julie for her lasting contributions to Align and our Asia Pacific business which has grown exponentially over the past eight years under her leadership,” said Joe Hogan, Align Technology president and CEO. “Throughout her tenure, Julie built a strong Asia Pacific organization, whose leadership will work closely with Julie and Raj to ensure a smooth transition, delivering on our strategic growth initiatives across the region. We are fortunate that Julie will remain through February and impart her extensive commercial experience and insights as we evolve the strategies for several of our emerging high growth markets globally. On behalf of our board of directors and executive management team, I wish Julie the very best. At the same time, I am pleased that Raj will expand his scope to include management of our Asia Pacific business. Raj has strengthened our product, innovation and marketing teams over the last two and half years. His invaluable experience from previous leadership positions in the Asia Pacific region make him ideal to further strengthen our commercial operations. This is an exciting time for Align, especially in Asia Pacific where the growth opportunity across products, customer channels and markets remains immense.”

Raj Pudipeddi joined Align in 2019 as senior vice president and chief marketing officer. Mr. Pudipeddi is responsible for the global product, marketing, innovation, business development and clinical teams. Mr. Pudipeddi has 26 years of business leadership and brand building experience across consumer goods and telecom. He started his career at Procter & Gamble and served in a number of leadership roles across businesses in North America, Asia and Latin America. Most recently, he served as chief marketing officer and director, Consumer Business at Bharti Airtel, an Indian telecom leader. Mr. Pudipeddi earned an M.B.A. degree from the Indian Institute of Management, Lucknow, India, and a Bachelor of Engineering degree from the Gandhi Institute of Technology in India.

Julie Tay joined Align in 2013 as vice president and managing director of the Asia Pacific region, where she successfully drove Align’s strategy to build the Asia Pacific business by acquiring regional distributors and investing in sales, marketing, and clinical operations - including establishing the first training centers in the region. During this period, Align opened its first treatment planning and aligner manufacturing facilities in China to support rapid growth and adoption in China initially and has expanded to support other country markets in Asia Pacific.

The Company also announced today that Srini Kaza, Align Technology vice president of product research & development has been promoted to senior vice president, reporting directly to Align president and CEO Joe Hogan. Mr. Kaza previously reported to Raj Pudipeddi. As senior vice president of product research & development, Mr. Kaza is responsible for a broad range of technologies (biomechanics, CAD, CAM, advanced materials, 3D software algorithms, emerging technologies, clinical affairs) specifically focused on driving product innovation and improving product performance across the Invisalign portfolio, as well as investigating next generation and state of the art manufacturing technologies, working with software teams to envision and develop several 3D CAD tools - and other innovations.
Mr. Hogan continued, “Product technology and innovation are core to Align and I am thrilled to have Srini join the executive team. Over the past 22 years, Srini has been responsible for delivering significant innovations, each with increasing complexity and sophistication, resulting in continued growth and adoption of the Invisalign system globally. As Align’s first manufacturing engineer, Srini developed several technologies and processes that created the building blocks for Align’s unmatched manufacturing scale, including a rapid manufacturing process using stereolithography (3D printing) technology, a 3D scanning process, and led development of key technologies and processes that significantly improved performance of the Invisalign system. I am looking forward to working with Srini and his team as we develop the next generation of product technology and innovations that enable the Align Digital Platform.”

About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 200 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat approximately 10.9 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements
This news release contains forward-looking statements, including quotations from management regarding the size of growth opportunities in the Asian Pacific markets, including for Align’s products and in its customer channels, Align’s strategic growth initiatives and commercial operations in the Asia Pacific region, the transition from Ms. Tay to Mr. Pudipeddi, and Align’s next generation product technology and innovations and other similar comments or statements that may be forward-looking in nature. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

•the impact of the COVID-19 pandemic on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, and consumer confidence, particularly in light of the pandemic and as pandemic-related restrictions are eased regionally and globally;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•increasing competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs or errors requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primarily operations are not based in China;

•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of customer and/or patient data for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political and other risks relating to our international manufacturing operations; and
•the loss of key personnel or work stoppages.

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (SEC) on February 26, 2021 and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 4, 2021. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.